UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

MARCH 30, 2007
Date of Report (Date of earliest event reported)

URANIUM ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada	333-127185	98-0399476
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9801 Anderson Mill Road, Suite 230, Austin, Texas	78750
(Address of principal executive offices)	(Zip Code)

(512) 828-6980
Registrant's telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

__________

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01          Entry into a Material Definitive Agreement.

In accordance with the terms and conditions of a certain letter option agreement, dated for reference as fully executed on March 30, 2007 (the "Option Agreement"), as entered between Uranium Energy Corp. (the "Company") and each of Fred Holley, Marty Holley and Betty Holley (collectively, the "Optionors"); a copy of which Option Agreement being attached as an Exhibit to this Current Report; the Optionors therein granted to the Company the sole and exclusive option (the "Option") to acquire a 100% undivided legal, beneficial and registerable interest, subject to the following "Royalty", in and to certain unencumbered mineral property claim and state lease interests, which are located in Colorado, Utah and New Mexico (each a "Mineral Claim"), together with a certain database containing various drilling, logging, mapping and reports respecting the subject Mineral Claims (collectively, the "Database"), and together with certain drilling rig equipment (collectively, the "Drilling Rig Equipment"; and such Mineral Claims, Database and Drilling Rig Equipment being, collectively, the "Assets").

In order to keep the right and Option granted in good standing and in force and effect during the Option period (the "Option Period"); the Option Period being a period of two years and five business days from the date of acceptance of the Option Agreement (the "Execution Date"); the Company is obligated to provide the following cash payments (each an "Option Price Payment"), the following regulatory filing fees and reimbursements (each an "Option Price Reimbursement Payments") and the following Mineral Claim maintenance payments (each an "Option Price Maintenance Payment"; and the Option Price Payments, the Option Price Reimbursement Payments and the Option Price Maintenance Payments being, collectively, the "Option Price") to the Optionor in the following manner:

(a)       Option Price Payments: pay to the order and direction of the Optionor the following Option Price Payments in the aggregate sum of U.S. $1,400,000.00 during the Option Period and in the following manner:

(i)       an initial and non-refundable Option Price Payment of U.S. $25,000.00 prior to the Execution Date of the Option Agreement; which sum has now been paid by the Company;

(ii)      a further and refundable Option Price Payment of U.S. $100,000.00 upon the Execution Date (the "Drilling Rig Equipment Payment"); and which Drilling Rig Equipment Payment has now been paid by the Company and is now secured by a "Promissory Note" provided from the Optionor to the Company commensurate with said Drilling Rig Equipment Payment;

(iii)     a further and non-refundable Option Price Payment of U.S. $475,000.00 on or before the five business days of the "Effective Date" (that being within 30 days of the Execution Date and the prior completion by the Company, to its satisfaction, of its due diligence under the Option Agreement);

(iv)      a further and non-refundable Option Price Payment of U.S. $500,000.00 on or before the date which is the first anniversary date of the Effective Date; and

(v)       a final and non-refundable Option Price Payment of U.S. $400,000.00 on or before the date which is the second anniversary date of the Effective Date;

(b)       Option Price Reimbursements Payments: pay or provide to the order and direction of the Optionor the following and non-refundable Option Price Reimbursements Payments in the aggregate sum of U.S. $94,690.00 and in the following manner:

(i)       an initial Option Price Reimbursement Payment of U.S. $76,330.00 to the Bureau of Land Management (the "BLM"); and representing certain outstanding regulatory filing fees of the Optionor to the BLM; which sum has now been paid by the Company; and

(ii)      a final Option Price Reimbursement Payment of U.S. $18,360.00; and representing certain BLM NOITL regulatory filing fees having already been advanced by the Optionor to the BLM; which sum has now also been paid by the Company; and

(c)       Option Price Maintenance Payments: pay, or cause to be paid, to or on the Optionor's behalf as the Company may determine, all underlying option, regulatory and governmental fees, payments and assessment work required to keep the Mineral Claims and Database interests comprising the Assets and any underlying option agreements respecting any of the Mineral Claims and Database interests comprising the Assets in goodstanding during the Option Period.

For the purposes of securing the exact details of and due diligence respecting the within Drilling Rig Equipment prior to the Effective Date, and prior to the Company's decision to continue with the Option after the Effective Date, the Drilling Rig Equipment Payment is now secured for repayment to the Company by the Optionor by way of a demand promissory note for the full value of said Drilling Rig Equipment Payment (the "Promissory Note") advanced upon the Execution Date; which Promissory Note will become null and void and, correspondingly, the Drilling Rig Equipment Payment non-refundable, should the Company determine to continue with the Option after the Effective Date.

At such time as the Company has made each of the required Option Price payments and reimbursements within the Option Period and the time periods as set out above, then the Option shall be deemed to have been exercised by the Company, and the Company shall have thereby, in accordance with the terms and conditions of the Option Agreement and without any further act required on its behalf, acquired, subject to the underlying Royalty, a 100% legal and beneficial and unencumbered interest in and to the Assets.

At any time during the Option Period and thereafter; however, subject to the following "Royalty Purchase Price"; and as a condition to the due and complete exercise of the within Option by the Company; the Company is obligated to pay to the order and direction of the Optionor an overriding royalty (in each case being a "Royalty") in connection with any uranium or vanadium which is produced and sold in relation to any Mineral Claim property interest comprising the Assets under Option equal to the following and in the following manner:

(a)       a two percent (2%) Royalty of the gross proceeds received by the Company from the sale of any uranium and vanadium from any Mineral Claim property interests located in Utah and comprising the Assets;

(b)       a two percent (2%) Royalty of the gross proceeds received by the Company from the sale of any uranium and vanadium from any Mineral Claim property interests located in either Colorado or New Mexico and comprising the Assets when the 30-calendar day previous average uranium spot price is then less than equal to U.S. $90.00 per pound; and

(c)       a three percent (3%) Royalty of the gross proceeds received by the Company from the sale of any uranium and vanadium from any Mineral Claim property interests located in either Colorado or New Mexico and comprising the Assets when the 30-calendar day previous average uranium spot price is then greater than U.S. $90.00 per pound.

At any time during the Option Period and thereafter the Company shall have the sole and exclusive right and further option, exercisable at any time, in its sole and absolute discretion, to acquire such portion of the Royalty interest which is otherwise then applicable from the Company to Optionor at a Royalty purchase price of U.S. $300,000.00 for each one percent (1%) percentage interest which is then applicable hereinabove (each a "Royalty Purchase Price"); with any such Royalty Purchase Price to be due and payable by the Company to the order and direction the Optionor within five calendar days of the Company's election to do so; failing any such then Royalty Purchase Price payment by the Company to the Optionor the required Royalty Purchase Price payment shall then increase by twenty-five percent (25%) upon each occurrence of default on behalf of the Company to make any such Royalty Purchase Price payment hereunder.

The Company is in the process of evaluating the Assets and in determining its best course of action during initial due diligence consequent thereon.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01          Financial Statements and Exhibits.

(a)       Financial statements of businesses acquired.

Not applicable.

(b)       Pro forma financial information.

Not applicable.

(c)       Shell company transactions.

Not applicable.

(d)       Exhibits.

Submitted herewith:
Exhibit	Exhibit Description
10.1	Option Agreement, dated for reference as fully executed on March 30, 2007, as entered into as entered between Uranium Energy Corp. and each of Fred Holley, Marty Holley and Betty Holley.

__________

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
URANIUM ENERGY CORP.
DATE: April 11, 2007.	By: "Amir Adnani" _____________________________________ Amir Adnani President, Chief Executive Officer, Principal Executive Officer and a director

__________